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                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 and 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 19, 1999



                                      HALIFAX CORPORATION
          (Exact name of registrant as specified in charter)




    Virginia                  2-84160-W               54-0829246
(State or other jurisdiction  (Commission       (IRS Employer
 of incorporation)             File Number)     Identification No.)



5250 Cherokee Avenue,  Alexandria, Virginia    22312
          (Address of principal executive offices)     (Zip Code)




Registrant's telephone number, including area code:     (703) 750-2202



                          Not Applicable
   (Former name or former address, if changed since last report)


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Item 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     This Form 8-K is being filed to report the resignation of the Company's former independent accountants and the engagement of new independent accountants

(a)(1) Ernst & Young LLP (the "Former Accountants") resigned as the independent accountants for Halifax Corporation (the "Company") on October 19, 1999.

     No report prepared by the Former Accountants on the consolidated financial position of Halifax Corporation at March 31, 1999 and 1998, and the consolidated results of operations and its cash flows of each of the three years in the period ended March 31, 1999, contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audit conducted by the Former Accountants for the fiscal year ended March 31, 1999, which was concluded on September 7,1999, and which included the consolidated balance sheets of Halifax Corporation as of March 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholder's equity (deficit) and cash flows for each of the three years in the period ended March 31, 1999, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused them to make reference thereto in their report on the financial statements for those years.

     The fiscal year 1999 audit was completed on September 7, 1999 with the issuance, by Ernst & Young, of a clean opinion as presented in the Company's Form 10-K which was filed with the SEC on September 9, 1999.

     On October 5, 1999 the Company received a letter, dated September 7, 1999, from Ernst & Young addressed to the Audit Committee. The letter indicated that Ernst & Young had noted "matters of internal control and its operation" that they considered to be "material weaknesses". The letter also indicated that,

          "these conditions were considered in determining the nature, timing, and extent of the procedures performed in our audit of Halifax Corporation's consolidated financial statements, and that this report does not affect our audit report dated September 7, 1999 on those financial statements".

     On August 25, 1999, Ernst & Young delivered a presentation to the Halifax Audit Committee. The presentation was designed to present the audit process and related conclusions in some detail. No reference was made during the conduct of this presentation to any material weaknesses at Halifax.


     The September 7th letter which was received on October 5th described the Company's operations as consisting of the operations of the parent company and a wholly owned subsidiary, Halifax
     Technology Services Company ("HTSC").  It further indicated that,

          "HTSC operated in a decentralized environment and utilized a separate accounting function from the Corporate office. As a result, many transactions affecting HTSC were not under the control of Halifax Corporation's Chief Financial Officer. To maintain strong internal controls in a decentralized operating environment such as Halifax Corporation, corporate oversight of the subsidiary's operations and financial reporting are essential. As indicated in our 1998 Report to the Audit Committee, the Company's operating style did not provide for an optimal level of financial reporting oversight of HTSC by the corporate office. This lack of Corporate oversight in the decentralized environment proved to be a material weakness in the internal control structure as evidenced by the embezzlement and restatement of the 1998 and 1997 financial statements."

     The letter went on to say,

          "In 1998, we recommended the Company's organizational structure be changed to bring the accounting function at HTSC under the direct control of the corporate office and consolidate the accounting functions into one location."

     The June 5, 1998, Letter on Internal Control delivered to the Company by Ernst & Young, after describing the decentralized operating environment referenced above, stated,

          "While the Chief Financial Officer does have interaction with HTSC's accounting staff on a periodic basis, he does not have direct control over this group. This separate structure facilitates a lack of consistency of accounting policies and practices and does not provide for an optimal level of financial reporting oversight of the subsidiary by Company financial management."

     The letter went on to say,

          "We recommend that the Company's organizational structure be changed to bring the accounting function at HTSC under the direct control of the Company's chief financial officer. In addition, we recommend that the Company consider consolidating many of the accounting functions into one location to reduce costs and increase consistency related to the financial operations on a consolidated basis."

     The opening paragraph of this same 1998 letter stated,

          "we noted no matter involving internal control and its operation that we consider to be material weaknesses..."

     The identical quote was included in Ernst & Young's 1997 Report to the Audit Committee.

     In a response to the Halifax Audit Committee, dated August 7, 1998, the Company adopted Ernst & Young's first recommendation indicating that,

          "The authority over the HTSC accounting department has been assigned to the Company's CFO." However, in response to the second recommendation the Company stated, "The department will remain in Richmond since it currently operates a different accounting system.than employed at HQ. The Company has a variety of accounting and management requirements .....
          which are not currently available from any one system. We expect to operate on these two systems for the foreseeable future although we will make all adjustments to integrate the systems, accounting personnel and locations that are effective and cost conscious."

     Immediately upon the discovery of the embezzlement event, the Company consolidated all check writing, cash and cash management functions under Halifax Corporate. On July 19, 1999, the Company hired a new executive vice president to consolidate all of the Company's administrative and accounting functions. That individual was named to the additional post of Chief Financial Officer on September 9, 1999.


(a)(2) Effective October 26, 1999, the Board of Directors appointed the accounting firm of Deloitte & Touche LLP as independent public accountants for the Company based on the recommendation of the Audit Committee, to replace Ernst & Young. The Company, during the two most recent fiscal years and the subsequent interim period prior to the engagement of Deloitte & Touche LLP did not consult with Deloitte & Touche LLP with regard to any of the matters listed in Regulation S-K Items 304 (a) (i) or (ii).


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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                            HALIFAX CORPORATION
                                                 (Registrant)







     Date:                              October  26,  1999     By:
     s/John J. Reis
                                             John J. Reis
                                             President






     Date: October  26, 1999           By: s/Charles L. McNew
                                             Charles L. McNew
                                             Executive V.P. & CFO















                                       For a menu of Halifax
          Corporation news releases available by fax 24 hours (no charge) or to retrieve a specific release, please call 1-800-758-5804, ext. 391950, or access the address http://www.prnewswire.com on the Internet.

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                           Ernst & Young LLP
                     1225 Connecticut Avenue, N.W.
                        Washington, D.C.  20036
                         Phone (202) 327-6000


October 22, 1999

Mr. John J. Reis
President & CEO
Halifax Corporation
5250 Cherokee Avenue
Alexandria, VA  22312

Dear Mr. Reis:

This is to confirm that the client-auditor relationship between HALIFAX CORPORATION (Commission File Number 0-12712) and Ernst & Young LLP has ceased.

                                   Very truly yours,


                                   /s/ Ernst & Young LLP

Copy to  Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 fifth Street, N.W.
         Washington, D.C. 20549


  Ernst & Young LLP is a member of Ernst & Young International, Ltd.


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                           Ernst & Young LLP
                     1225 Connecticut Avenue, N.W.
                        Washington, D.C.  20036
                         Phone (202) 327-6000



October 26, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 26, 1999, of Halifax Corporation and are in agreement with the statements contained in the first, second, third, fourth, fifth, seventh and eighth paragraphs therein. We make no comment with respect to the other statements of the registrant contained therein.


                                   Very truly yours,


                                   /s/ Ernst & Young LLP



  Ernst & Young LLP is a member of Ernst & Young International, Ltd.